EXHIBIT 99-(b)(17)

                             FIRST AMENDMENT TO AND
                           WAIVER OF CREDIT AGREEMENT


         FIRST AMENDMENT TO AND WAIVER OF CREDIT AGREEMENT (the "Amendment"), dated as of April 18, 2001 by and among CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company ("CRIT-NC" and, together with Cornerstone, the "Companies" and each a "Company"), FIRST UNION NATIONAL BANK (the "Lender") and FIRST UNION NATIONAL BANK, as administrative agent for the Lender (in such capacity, the "Administrative Agent").

                              STATEMENT OF PURPOSE

         WHEREAS, the Companies, the Lender and the Administrative Agent are parties to a Credit Agreement dated as of December 12, 2000 (the "Credit Agreement"); and

         WHEREAS, the prospective redemption by Cornerstone of its preferred stock will create an Event of Default as more particularly set forth below; and

         WHEREAS, the Companies have requested, and the Administrative Agent and the Lender have agreed, that said Event of Default be waived; and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as more specifically provided herein; and

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender and the Administrative Agent are willing to continue to make available to the Companies the credit facilities provided for in the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.

         2.       Amendments to the Credit Agreement.

a. The definition of the term "Aggregate Commitment" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted in lieu thereof:

         "`Aggregate Commitment' means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. During the Overline Period, the Aggregate Commitment shall be $100,000,000, and at all times thereafter the Aggregate Commitment shall be $50,000,000."

                  b. The following definitions of the terms "Overline Commitment," "Overline Period," "Overline Termination Date" and "Permanent Commitment" are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

         "`Overline Commitment' shall mean $50,000,000."

         "`Overline Period' shall mean that period from April 18, 2001 through and including the Overline Termination Date."

         "`Overline Termination Date' shall mean the earlier of (i) October 15, 2001 and (ii) the date on which the Borrowers shall repay the outstanding principal amount of all Loans in excess of the Permanent Commitment, together with all accrued and unpaid interest thereon, in full."

         "`Permanent Commitment' shall mean $50,000,000."

                  c. The following sentence is hereby added as a new sentence to the end of Section 2.1 of the Credit Agreement:

         "Provided, however, that notwithstanding anything to the contrary contained in this Section 2.1 or elsewhere in this Agreement, any and all Loans borrowed by the Borrowers in excess of the Permanent Commitment under the Overline Commitment (i) shall be made available to the Borrowers by the Lenders on April 18, 2001 and on no other date;
         (ii) may be repaid by the Borrowers to the Lenders prior to the Overline Termination Date subject to the terms and conditions hereof (provided, that if such repayment requires the repayment of any LIBOR Rate Loan, such repayment may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof), but any amount so repaid may not be reborrowed by the Borrowers; and (iii) must be repaid in full to the Lenders on the Overline Termination Date."

                  d. Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

         "(a) Repayment of Loans. The Borrowers shall repay (i) the outstanding principal amount of all Loans in excess of the Permanent Commitment in full, with all accrued but unpaid interest thereon, on or prior to the Overline Termination Date, and (ii) the outstanding principal amount of all Loans under the Permanent Commitment in full, with all accrued but unpaid interest thereon, on the Termination Date."

                  e. Section 2.7 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:


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

         "SECTION 2.7 Use of Proceeds. The Borrowers shall use the proceeds of the Loans for working capital and general corporate purposes, including
         (a) to finance the acquisition of apartment properties, (b) to finance the rehabilitation of apartment properties, and (c) during the Overline Period, to finance the cash tender component of Cornerstone's redemption of its capital stock; provided, however, that the Overline Commitment shall not be used for the purposes stated in subsections (a) and (b) above."

                  f. The following sentence is hereby added as the last sentence of Section 4.1(c) of the Credit Agreement:

         "Notwithstanding anything to the contrary which may be set forth above in this Section 4.1(c) or elsewhere in this Agreement, the Applicable Margin with respect to LIBOR Rate Loans shall be 1.20% at all times during the Overline Period."

                  g. The following paragraph is hereby added as a new Section 4.3(d) to the Credit Agreement:

         "(d) Overline Repayment Fee. On the Overline Termination Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable overline termination fee at a rate equal to 0.50% of the Overline Commitment, such overline termination fee to be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages; provided, however, that notwithstanding the foregoing, the Borrowers shall not owe the overline termination fee provided for herein in the event the Borrowers repay in full the outstanding principal amount of the Loans in excess of the Permanent Commitment with the proceeds of Debt in the nature of a conduit-type financing or financings issued to the Borrowers by First Union National Bank."

                  h. Section 9.3 of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

         "SECTION 9.3 Minimum Shareholder's Equity. As of any fiscal quarter end, permit Shareholder's Equity to be less than the sum of (a) $350,000,000 plus (b) seventy-five percent (75%) of the Net Equity Proceeds from any equity offering after April 18, 2001."

                  i. Schedule 1.1(a) to the Credit Agreement is hereby deleted in its entirety and the form of Schedule 1.1(a) attached as ANNEX I hereto shall be substituted in lieu thereof for all purposes.

         3.       Waiver of Certain Terms of the Credit Agreement.


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

                  (a) The provisions of Section 10.8 of the Credit Agreement are waived to the extent, and only to the extent, necessary to acknowledge the prospective redemption in full by Cornerstone of its outstanding shares of preferred capital stock represented by the Series A Convertible Preferred Shares. The Administrative Agent and the Lender hereby specifically waive that certain Event of Default which would otherwise arise under the provisions of
Section 11.1(d) of the Credit Agreement by reason of such stock redemption.

                  (b) The waiver set forth above is to be strictly construed and limited by the conditions specified herein. Said waiver is specific and limited and shall not constitute an amendment of the Credit Agreement, or a modification, acceptance or waiver of any other provisions of the Credit Agreement or any other document, instrument or agreement entered into in connection therewith, or any right to a further modification, acceptance or waiver of the provisions referred to therein or any other provisions.

         4. This Amendment shall become effective as of the date hereof, provided that the Administrative Agent shall have received by such date the following items:

                  a. A copy of this Amendment executed by the Companies, the Lender and the Administrative Agent (whether such parties shall have signed the same or different copies);

                  b. An amended and restated Note of even date herewith in form and substance satisfactory to the Administrative Agent, made by the Companies payable to the order of the Lender;

                  c. Certificates of even date herewith signed by an authorized officer of each of the Companies and attested to by an authorized officer of each of the Companies certifying that (i) the organizational documents and resolutions of such Company previously delivered to the Administrative Agent remain in full force and effect except as provided therein, (ii) such Company remains in good standing, (iii) all representations and warranties of such Company previously made to the Administrative Agent and the Lender remain true, complete and accurate, and (iv) no Event of Default or Default has occurred and is continuing (other than such Events of Default as may have been waived hereby);

                  d. Resolutions of each of the Companies authorizing the execution of this Amendment and the Note referred to in subsection b. above; and

                  e. Payment to the Administrative Agent, for the benefit of the Lender, of a one-time non-refundable overline commitment fee in the amount of $125,000.

         5. This Amendment is limited and, except as set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, or any other document or instrument entered into in connection therewith.


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

         6. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Companies and the Administrative Agent.

         7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

         8. From and after the date hereof, all references in the Credit Agreement, and any other document or instrument entered into in connection therewith, to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         9. EACH OF THE LENDER, THE ADMINISTRATIVE AGENT AND EACH OF THE COMPANIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AMENDMENT.


            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]





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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the day and year first above written.

                           CORNERSTONE REALTY INCOME TRUST,
                           INC., a Virginia corporation


                           By     /s/ Stanley J. Olander, Jr.
                              ------------------------------------------------
                           Name   Stanley J. Olander, Jr.
                              ------------------------------------------------
                           Title  Director, Chief Financial Oficer and Secretary
                                ------------------------------------------------

                           CRIT-NC, LLC, a Virginia limited liability company

                           By: CORNERSTONE REALTY INCOME
                               TRUST, INC., a Virginia corporation, its
                               sole Member/Manager

                           By    /s/ Stanley J. Olander, Jr.
                              ------------------------------------------------
                           Name  Stanley J. Olander, Jr.
                              ------------------------------------------------
                           Title Director, Chief Financial Officer and Secretary
                                ------------------------------------------------


                           FIRST UNION  NATIONAL  BANK, a national
                           banking association, as Administrative Agent and as sole Lender


                           By     /s/ David Hoagland
                                ------------------------------------------------
                           Name       David Hoagland
                                ------------------------------------------------
                           Title      Vice President
                                ------------------------------------------------
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

                                                                         ANNEX I

                                 SCHEDULE 1.1(a)
                                       TO
                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 12, 2000
        BY AND AMONG CORNERSTONE REALTY INCOME TRUST, INC., CRIT-NC, LLC,
                   FIRST UNION NATIONAL BANK AS ADMINISTRATIVE
                       AGENT AND THE LENDERS PARTY THERETO

                             LENDERS AND COMMITMENTS

                LENDER                                      COMMITMENT                                PERCENTAGE
                ------                                      ----------                                ----------
First Union National Bank                       (i)  During  Overline  Period,   $100,000,000;          100.00%
One First Union Center, TW-14                   (ii) at all times thereafter, $50,000,000
Charlotte, NC  28288-5604
Attention:  David Hoagland
Telephone No.:  (704) 374-4809
Telecopy No.:  (704) 383-6205


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